EXHIBIT 99.1
P.O. Box 25099 ~ Richmond, VA 23260 ~ Phone: (804) 359-9311 ~ Fax: (804) 254-3584
______________________________________________________________________________________________________
P R E S S R E L E A S E

CONTACT:	Universal Corporation Investor Relations	RELEASE:	4:15 p.m. ET
Phone: (804) 359-9311
Fax: (804) 254-3584
Email: investor@universalleaf.com

Universal Corporation Reports Fiscal Year and Fourth Quarter 2026 Results

Richmond, VA • May 28, 2026 / BUSINESSWIRE
___________________________________________________________________________________

Universal Corporation (NYSE:UVV) (“Universal” or the “Company”), a global business-to-business agriproducts company, today announced financial results for the fiscal year and fourth quarter ended March 31, 2026.

“Our fiscal year 2026 performance reflected solid execution across much of our business amid a markedly different operating environment than the prior year,” said Preston D. Wigner, Chairman, President, and Chief Executive Officer of Universal. “Coming off exceptionally strong performance for our Tobacco Operations segment in fiscal year 2025, our disciplined marketplace management helped mitigate the impact of oversupply for certain tobacco styles, resulting in only slightly lower segment revenues and sales volumes. Our Ingredients Operations segment delivered growth in revenues and sales volumes despite persistent market headwinds. Fourth quarter and fiscal year 2026 results were ultimately impacted by a non-cash, goodwill impairment charge related to our Universal Ingredients-Shank’s operation, as well as increased tobacco inventory write-downs, primarily for non-wrapper, dark air-cured tobacco.”
Mr. Wigner continued, “As we enter fiscal year 2027, we are confident in the strength and resilience of our tobacco business across market cycles and the foundational progress we are making to support the growth of our ingredients business. We remain committed to our strategy of maximizing and optimizing our tobacco business and growing our ingredients business, while continuing our track record of returning capital to our shareholders. We expect market activity to support the return of our uncommitted tobacco inventories to our targeted range, and we have initiated enhancements at our Shank’s operation to drive
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efficiency and financial performance. We are moving forward focused on execution, consistent progress, and sustainable value creation for our shareholders.”

FINANCIAL HIGHLIGHTS
	Three Months Ended March 31,		Change	Fiscal Year Ended March 31,		Change
(in millions of dollars, except per share data)	2026	2025	%	2026	2025	%

Consolidated Results
Sales and other operating revenue	$715.2	$702.3	2%	$2,924.5	$2,947.3	(1)%
Cost of goods sold	616.8	586.3	5%	2,412.5	2,398.6	1%
Gross profit margin	13.8%	16.5%	-270 bps	17.5%	18.6%	-110 bps
Selling, general and administrative expenses	72.4	73.2	(1)%	300.7	305.3	(2)%
Restructuring and impairment costs	—	—	NA	1.8	10.6	(83)%
Goodwill Impairment	41.1	—	NA	41.1	—	NA
Operating income (as reported)	(15.0)	42.8	(135)%	168.5	232.8	(28)%
Adjusted operating income (non-GAAP)*	26.1	42.8	(39)%	211.3	243.4	(13)%
Diluted earnings per share (as reported)	(1.73)	0.37	(568)%	1.30	3.78	(66)%
Adjusted diluted earnings per share (non-GAAP)*	(0.46)	0.80	(158)%	2.64	4.63	(43)%
Segment Results
Tobacco operations sales and other operating revenues	$632.3	$612.6	3%	$2,576.4	$2,608.7	(1)%
Tobacco operations operating income	26.6	45.8	(42)%	211.5	240.2	(12)%
Ingredients operations sales and other operating revenues	83.0	89.7	(7)%	348.1	338.6	3%
Ingredients operations operating income	1.8	4.4	(58)%	3.2	12.3	(74)%
*See Reconciliation of Certain non-GAAP Financial Measures in Other Items below.

Fiscal Year 2026 Highlights

Consolidated Results
•Revenues generally in line with an exceptional fiscal year 2025.
•Continued solid performance across much of our tobacco and ingredients businesses offset by:
◦A $41.1 million non-cash, goodwill impairment charge related to our Universal Ingredients-Shank’s (“Shank’s”) operation.
◦Inventory write-downs of $52.0 million, primarily of non-wrapper, dark air-cured tobacco, an increase of $32.2 million from the prior fiscal year.
•Operating income down 28% to $168.5 million and adjusted operating income down 13% to $211.3 million, due to these impacts.

Tobacco Operations Segment
•Revenue down $32.3 million, or 1%, on a 2% decline in tobacco sales volumes and prices, partially offset by higher third-party processing volumes and product mix.
•Segment operating income down $28.6 million, primarily on a combination of reduced sales volumes and inventory write-downs of non-wrapper, dark air-cured tobacco.
•Tobacco Operations segment results reflected:
▪Firm demand for most tobacco styles;
▪Solid results from flue-cured and burley tobaccos;
▪Tobacco inventory write-downs of $43.4 million, up $24.7 million;
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▪Lower sales of dark air-cured tobacco driven by softer than anticipated demand coupled with longer sales and inventory cycles;
▪Increased third-party tobacco processing revenue; and
▪Larger crops, particularly in Brazil and Africa origins.
•Uncommitted tobacco inventory levels at 27% at March 31, 2026, were outside our target range due to delayed customer purchase commitments, but are expected to be within our target range during fiscal year 2027.
•Flue-cured, burley, and some dark air-cured tobacco are in oversupply positions, and oriental tobacco is moving into a balanced position.

Ingredients Operations Segment
•Revenue up 3% on increased sales volumes, reflecting our ongoing focus on building scale through our pipeline of solution-based products.
•Steady performance across much of our ingredients business offset by slower than anticipated sales growth, high fixed costs related to our expansion investments, and inventory write-downs, at our Shank’s operation.
•Persistent customer market headwinds, including tariff impacts and broader softness in the consumer-packaged-goods sector, impacting demand at Shank’s for both traditional core products and new offerings.
•Lower operating income reflected product mix, high fixed costs, including additional depreciation, from our expanded Shank’s production facility, as well as inventory write-downs of $8.6 million.

Select Balance Sheet Items, Liquidity, and Debt
•Increased working capital usage on larger tobacco crops and timing of tobacco crop purchases.
•Total debt down $168.7 million at March 31, 2026, compared to March 31, 2025.
•Net debt (non-GAAP) up $28.9 million at March 31, 2026, compared to March 31, 2025.
•Interest expense down $5.6 million in fiscal year 2026, compared to fiscal year 2025.
•Approximately $1.3 billion of available liquidity, consisting of cash and committed and uncommitted credit lines, as of March 31, 2026.

Additional Items
•Non-cash, goodwill impairment charge of $41.1 million in fiscal year 2026.
•Restructuring and impairment costs of $1.8 million in fiscal year 2026, compared to $10.6 million in fiscal year 2025.
•Pension settlement charge of $14.1 million in fiscal year 2025.
•Higher consolidated effective tax rate for fiscal year 2026 due to various factors, including the mix and timing of domestic and foreign earnings, discrete items, and the tax deductibility of certain items.

Fourth Quarter 2026 Highlights

Consolidated Results
•Revenue up 2% on higher tobacco sales volumes, partially offset by lower tobacco sales prices.
•Operating income down $57.7 million on the non-cash, goodwill impairment charge as well as inventory write-downs.
•Adjusted operating income down $16.7 million.

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Universal Corporation

Tobacco Operations Segment
•Revenue up $19.7 million on higher tobacco sales volumes and timing of tobacco shipments, partially offset by lower tobacco sales prices.
•Segment operating income down by $19.2 million primarily due to non-wrapper, dark air-cured tobacco inventory write-downs and lower sales of dark air-cured tobacco.

Ingredients Operations Segment
•Revenue and operating income down $6.7 million and $2.6 million, respectively, largely on lower results from our Shank's business.
•Due to customer market headwinds, including broader softness in the consumer-packaged-goods sector, our Shank’s business faced demand challenges for both traditional core products and new offerings.
•Lower operating income also reflected Shank’s product mix, depreciation and other high fixed costs from our expanded production facility, as well as inventory write-downs.

Sustainability Update

Mr. Wigner stated, “We concluded fiscal year 2026 by further embedding sustainability across our value chain, building on the progress achieved throughout the year to support our emissions reduction targets and long-term value creation across Universal’s global operations. This progress was reflected in our most recent Carbon Disclosure Project (CDP) results, highlighting the success of our engagement with our suppliers. We advanced to an “A” rating in Supplier Engagement, were recognized as a CDP Supplier Engagement Leader, and were named to CDP’s Supplier Engagement A List. These achievements underscore the strength of our governance, emissions management, and the value we bring to our suppliers and customers across our global value chain.”

Other Items
Reconciliation of Certain non-GAAP Financial Measures
References to adjusted operating income (loss), adjusted net income (loss) attributable to Universal Corporation, adjusted diluted earnings (loss) per share, and the total for segment operating income (loss) are references to non-GAAP financial measures. These measures are not financial measures calculated in accordance with generally accepted accounting principles ("GAAP") and should not be considered as substitutes for operating income (loss), net income (loss) attributable to Universal Corporation, diluted earnings (loss) per share, cash from operating activities or any other operating or financial performance measure calculated in accordance with GAAP, and may not be comparable to similarly-titled measures reported by other companies. Reconciliations of adjusted operating income (loss) to consolidated operating income (loss), adjusted net income (loss) attributable to Universal Corporation to consolidated net income (loss) attributable to Universal Corporation and adjusted diluted earnings (loss) per share to diluted earnings (loss) per share are provided below. In addition, a reconciliation of the total for segment operating income (loss) to consolidated operating income (loss) is provided in Note 3. "Segment Information" to the consolidated financial statements. Management evaluates the consolidated Company and segment performance excluding certain significant charges or credits. Management believes these non-GAAP financial measures, which exclude items that it believes are not indicative of its core operating results, can provide investors with important information that is useful in understanding its business results and trends.

References to net debt, net capitalization, and net debt to net capitalization ratio are also references to non-GAAP financial measures. These measures are not financial measures calculated in accordance with GAAP and should not be considered substitutes for total debt, total capitalization, total debt to total capitalization ratio, or any other operating or financial performance measures calculated in accordance with GAAP, and may not be comparable to similarly-titled measures reported by other companies. Reconciliations of net debt to total debt and net capitalization to total capitalization are provided below to the extent these non-GAAP financial measures are referenced. Management believes these non-GAAP measures are meaningful indicators of liquidity and financial position.

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Universal Corporation

The following tables set forth certain non-recurring items included in reported results to reconcile adjusted operating income to consolidated operating income and adjusted net income to net income attributable to Universal Corporation and adjusted diluted earnings per share to diluted earnings per share:

Adjusted Operating Income Reconciliation
	Three Months Ended March 31,		Fiscal Year Ended March 31,
(in thousands)	2026	2025	2026	2025
As Reported: Consolidated operating income	$(14,961)	$42,760	$168,451	$232,797
Goodwill impairment(1)	41,061	—	41,061	—
Restructuring and impairment costs(1)	—	—	1,833	10,573
Adjusted operating income (non-GAAP)	$26,100	$42,760	$211,345	$243,370

Adjusted Net Income and Adjusted Diluted Earnings Per Share Reconciliation
	Three Months Ended March 31,		Fiscal Year Ended March 31,
(in thousands except for per share amounts)	2026	2025	2026	2025
As Reported: Net income attributable to Universal Corporation	$(43,278)	$9,338	$32,637	$95,047
Goodwill impairment(1)	41,061	—	41,061	—
Restructuring and impairment costs(1)	—	—	1,833	10,573
Pension settlement charge(2)	—	14,101	—	14,101
Total of non-GAAP adjustments to income before income taxes	41,061	14,101	42,894	24,674
Income tax benefit from goodwill impairment(1)(3)	(9,157)	—	(9,157)	—
Income tax benefit from restructuring and impairment costs(1)(3)	—	—	(35)	(132)
Income tax benefit from pension settlement charge(2)(3)	—	(3,257)	—	(3,257)
Total of income tax impacts for non-GAAP adjustments to income before income taxes	(9,157)	(3,257)	(9,192)	(3,389)
As adjusted: Net income attributable to Universal Corporation (non-GAAP)	$(11,374)	$20,182	$66,339	$116,332

As reported: Diluted earnings per share	$(1.73)	$0.37	$1.30	$3.78
Adjusted: Diluted earnings per share (non-GAAP)	$(0.46)	$0.80	$2.64	$4.63
(1)     Restructuring and impairment costs are included in Consolidated operating income in the consolidated statements of income, but excluded for purposes of Adjusted operating income, Adjusted net income attributable to Universal Corporation, and Adjusted diluted earnings per share. The three months ended March 31, 2026, included a $41.1 impairment charge to write-off the full amount of goodwill associated with Shank's, a component of the Ingredients operating segment.
(2)     In March 2025, the Company completed a pension de-risking transaction or "pension lift-out" to transfer approximately $47 million of its qualified domestic pension plan obligations and assets to a third-party insurer through the purchase of a non-participating annuity. The obligations transferred to the third-party insurer covered the respective benefit obligations for a subset of retirees currently receiving benefit payments. The transaction triggered settlement accounting that required the Company to immediately recognize a portion of the accumulated comprehensive losses associated with the defined benefit pension plan.
(3)     The income tax effect of non-GAAP adjustments was determined based on the timing and nature of the specific non-GAAP adjustments and their relevant jurisdictional income tax rates (foreign, state, and local) and the applicable U.S. federal income tax rates. The Company considers current and deferred income tax rates to calculate the impact to income taxes for the non-GAAP adjustments.
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Universal Corporation

The following table reconciles total debt to net debt and net capitalization:

Net Debt and Net Capitalization Reconciliation
	March 31,	March 31,
(in thousands)	2026	2025
Add: Notes payable and overdrafts	$287,564	$455,039
Add: Long-term obligations	616,727	617,918
Add: Current portion of long-term obligations	—	—
Total Debt	904,291	1,072,957
Add: Customer advances and deposits	3,376	3,763
Less: Cash and cash equivalents	62,178	260,115
Net Debt (non-GAAP)	$845,489	$816,605
Add: Total Universal Corporation shareholders' equity	1,415,400	1,458,556
Net Capitalization (non-GAAP)	$2,260,889	$2,275,161

Net Debt/Net Capitalization (non-GAAP)	37%	36%

Investor Conference Call

At 10:00 a.m. (Eastern Time) on May 29, 2026, the Company will host a conference call to discuss these results. Those wishing to listen to the call may do so by visiting www.universalcorp.com at that time. A replay of the webcast will be available at that site through August 29, 2026. A taped replay of the call will also be available through June 12, 2026, by dialing (800) 770-2030 (Playback ID: 5786366#).

About Universal Corporation

Universal Corporation (NYSE: UVV) is a global agricultural company with over 100 years of experience supplying products and innovative solutions to meet our customers’ evolving needs and precise specifications. Through our diverse network of farmers and partners across more than 30 countries on five continents, we are a trusted provider of high-quality, traceable products. We leverage our extensive supply chain expertise, global reach, integrated processing capabilities, and commitment to sustainability to provide a range of products and services designed to drive efficiency and deliver value to our customers. For more information, visit www.universalcorp.com.

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Universal Corporation

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Among other things, these statements include statements made in Mr. Wigner’s quotations, statements regarding expectations with respect to our fiscal year 2027 performance, our strategic plans, ingredients business, tobacco business, including expectations with respect to size, shipments and sales and purchases of tobacco crops. These forward-looking statements are generally identified by the use of words such as we “expect,” “believe,” “anticipate,” “could,” “should,” “may,” “plan,” “will,” “predict,” “estimate,” and similar expressions or words of similar import. These forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results, performance, or achievements to be materially different from any anticipated results, prospects, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: product purchased not meeting quality and quantity requirements; reliance on a few large customers; anticipated levels of demand for and supply of our products and services; tobacco growing conditions and customer requirements; major shifts in customer requirements for leaf tobacco; higher inflation rates, tariffs and other pressures on costs; weather and other conditions; exposure to certain legal, regulatory and financial risks related to climate change; industry-specific risks related to our plant-based ingredients businesses; disruption of our supply chain for our plant-based ingredients; success in pursuing strategic investments or acquisitions and integration of new businesses and the impact of these new businesses on future results; our ability to maintain effective information technology systems and safeguard confidential information; our inability to attract, develop, retain, motivate, and maintain good relationships with our workforce; our dependence on a seasonal workforce; epidemics, pandemics or similar widespread public health concerns; government efforts to regulate the production and consumption of tobacco products; government actions on the sourcing of leaf tobacco; economic and political conditions in the countries in which we and our customers operate, including the ongoing impacts from international conflicts; sustainability considerations from governments and other stakeholders; changes in tax laws in the countries where we do business; material weaknesses in our internal control over financial reporting; failure of our customers or suppliers to repay extensions of credit; changes in exchange rates; changes in interest rates; and low investment performance by our defined benefit pension plan assets and changes in pension plan valuation assumptions. Please also refer to the risks and uncertainties as discussed in Part I, Item 1A. “Risk Factors” of Universal’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, and related disclosures in other filings that Universal files with the SEC and are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all of the forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. Universal cautions investors not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made, and it undertakes no obligation to update any forward-looking statements made, except as required by law.
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Universal Corporation

UNIVERSAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in thousands of dollars, except per share data)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
Sales and other operating revenues	$715,243	$702,279	$2,924,470	$2,947,284
Costs and expenses
Cost of goods sold	616,772	586,276	2,412,454	2,398,627
Selling, general and administrative expenses	72,371	73,243	300,671	305,287
Restructuring and impairment costs	—	—	1,833	10,573
Goodwill impairment	41,061	—	41,061	—
Operating income	(14,961)	42,760	168,451	232,797
Equity in pretax earnings of unconsolidated affiliates	2,299	7,456	3,430	9,103
Pension settlement charge	—	14,101	—	14,101
Other non-operating income	1,095	1,176	2,847	2,569
Interest income	179	1,757	1,964	3,483
Interest expense	18,565	18,326	74,040	79,636
Income before income taxes	(29,953)	20,722	102,652	154,215
Income taxes	4,810	6,394	46,657	40,946
Net income	(34,763)	14,328	55,995	113,269
Less: net income attributable to noncontrolling interests in subsidiaries	(8,515)	(4,990)	(23,358)	(18,222)
Net income attributable to Universal Corporation	$(43,278)	$9,338	$32,637	$95,047

Earnings per share:
Basic	$(1.73)	$0.37	$1.30	$3.81
Diluted	$(1.73)	$0.37	$1.30	$3.78

See accompanying notes.

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Universal Corporation

UNIVERSAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)

	March 31,
	2026	2025

ASSETS
Current assets
Cash and cash equivalents	$62,178	$260,115
Accounts receivable, net	563,864	625,876
Advances to suppliers, net	177,222	169,385
Accounts receivable—unconsolidated affiliates	12,300	7,143
Inventories—at lower of cost or net realizable value:
Tobacco	832,360	806,332
Other	203,537	189,610
Prepaid income taxes	22,958	19,595
Other current assets	97,278	78,041
Total current assets	1,971,697	2,156,097

Property, plant and equipment
Land	26,249	26,113
Buildings	333,416	333,398
Machinery and equipment	759,654	723,935
	1,119,319	1,083,446
Less accumulated depreciation	(746,365)	(710,472)
	372,954	372,974
Other assets
Operating lease right-of-use assets	37,272	34,260
Goodwill, net	172,695	213,840
Other intangibles, net	48,604	57,836
Investments in unconsolidated affiliates	82,287	79,317
Deferred income taxes	15,636	16,539
Pension asset	16,542	12,819
Other noncurrent assets	49,080	45,870
	422,116	460,481

Total assets	$2,766,767	$2,989,552

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Universal Corporation

UNIVERSAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)

	March 31,
	2026	2025

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable and overdrafts	$287,564	$455,039
Accounts payable	90,139	98,036
Accounts payable—unconsolidated affiliates	510	1,999
Customer advances and deposits	3,376	3,763
Accrued compensation	33,234	44,646
Income taxes payable	17,643	12,586
Current portion of operating lease liabilities	11,172	10,742
Accrued expenses and other current liabilities	120,603	123,350
Current portion of long-term debt	—	—
Total current liabilities	564,241	750,161

Long-term debt	616,727	617,918
Pensions and other postretirement benefits	35,471	35,336
Long-term operating lease liabilities	24,359	20,608
Other long-term liabilities	24,925	22,901
Deferred income taxes	39,920	42,090
Total liabilities	1,305,643	1,489,014

Shareholders’ equity
Universal Corporation:
Preferred stock:
Series A Junior Participating Preferred Stock, no par value, 500,000 shares authorized, none issued or outstanding	—	—
Common stock, no par value, 100,000,000 shares authorized, 24,923,496 shares issued and outstanding (24,715,625 at March 31, 2025)	351,523	351,626
Retained earnings	1,136,989	1,186,981
Accumulated other comprehensive loss	(73,112)	(80,051)
Total Universal Corporation shareholders' equity	1,415,400	1,458,556
Noncontrolling interests in subsidiaries	45,724	41,982
Total shareholders' equity	1,461,124	1,500,538

Total liabilities and shareholders' equity	$2,766,767	$2,989,552

See accompanying notes.

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Universal Corporation

UNIVERSAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of dollars)

	Fiscal Year Ended March 31,
	2026	2025

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$55,995	$113,269
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,437	59,773
Provision for losses (recoveries) on advances	6,258	1,938
Inventory write-downs	51,988	19,769
Stock-based compensation expense	7,115	8,531
Foreign currency remeasurement loss (gain), net	6,708	6,096
Foreign currency exchange contracts	(2,235)	916
Deferred income taxes	(961)	1,083
Equity in net income of unconsolidated affiliates, net of dividends	245	(3,031)
Goodwill impairment	41,061	—
Restructuring and impairment costs	1,833	10,573
Restructuring payments	(3,308)	(1,568)
Pension settlement	—	14,101
Other, net	106	1,406
Changes in operating assets and liabilities, net:	(89,142)	94,118
Net cash provided (used) by operating activities	129,100	326,974

Cash Flows From Investing Activities:
Purchase of property, plant and equipment	(48,829)	(62,601)
Proceeds from sale of property, plant and equipment	5,873	3,783
Net cash used by investing activities	(42,956)	(58,818)

Cash Flows From Financing Activities:
Issuance (repayment) of short-term debt, net	(170,069)	37,696
Issuance of long-term debt	89,130	—
Repayment of long-term debt	(89,130)	—
Dividends paid to noncontrolling interests in subsidiaries	(19,046)	(17,530)
Dividends paid on common stock	(81,299)	(79,686)
Settlement costs from termination of interest rate swap agreements	(988)	—
Debt issuance costs and other	(12,941)	(3,715)
Net cash provided (used) by financing activities	(284,343)	(63,235)

Effect of exchange rate changes on cash	262	(399)
Net increase (decrease) in cash and cash equivalents	(197,937)	204,522
Cash, restricted cash and cash equivalents at beginning of year	260,115	55,593
Cash, Restricted Cash and Cash Equivalents at End of Year	$62,178	$260,115
See accompanying notes.
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Universal Corporation

NOTE 1. BASIS OF PRESENTATION

Universal Corporation, with its subsidiaries (“Universal” or the “Company”), is a global business-to-business agriproducts supplier to consumer product manufacturers. The Company is the leading global leaf tobacco supplier and provides high-quality plant-based ingredients to food and beverage end markets. Because of the seasonal nature of the Company’s business, the results of operations for any fiscal quarter will not necessarily be indicative of results to be expected for other quarters or a full fiscal year. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026, which the Company expects to file with the SEC on June 1, 2026.

NOTE 2.   EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share:

	Three Months Ended March 31,		Fiscal Year Ended March 31,
(in thousands, except per share data)	2026	2025	2026	2025

Basic Earnings Per Share
Numerator for basic earnings per share
Net income attributable to Universal Corporation	$(43,278)	$9,338	$32,637	$95,047

Denominator for basic earnings per share
Weighted average shares outstanding	25,060,438	24,984,987	25,037,983	24,947,208

Basic earnings per share	$(1.73)	$0.37	$1.30	$3.81

Diluted Earnings Per Share
Numerator for diluted earnings per share
Net income attributable to Universal Corporation	$(43,278)	$9,338	$32,637	$95,047

Denominator for diluted earnings per share:
Weighted average shares outstanding	25,060,438	24,984,987	25,037,983	24,947,208
Effect of dilutive securities
Employee and outside director share-based awards	—	179,490	133,179	180,148
Denominator for diluted earnings per share	25,060,438	25,164,477	25,171,162	25,127,356

Diluted earnings per share	$(1.73)	$0.37	$1.30	$3.78

NOTE 3. SEGMENT INFORMATION
Management regularly evaluates the Company’s global business activities, including product and service offerings to its customers, as well as senior management’s operational and financial responsibilities. Assessments include an analysis of how its Chief Operating Decision Maker (“CODM”) measures business performance and allocates resources. As a result of this analysis, senior management has determined the Company conducts operations across two reportable operating segments, Tobacco Operations and Ingredients Operations.
The Tobacco Operations segment activities involve contracting, procuring, processing, packing, storing, and shipping leaf tobacco for sale to, or for the account of, manufacturers of consumer tobacco products throughout the world. Through various operating subsidiaries located in tobacco-growing countries around the world and significant ownership interests in unconsolidated affiliates, the Company processes and/or sells flue-cured and burley tobaccos, dark air-cured tobaccos, and oriental tobaccos. Flue-cured, burley, and oriental tobaccos are used principally in the manufacture of cigarettes, and dark air-cured tobaccos are used mainly in the manufacture of cigars, pipe tobacco, and smokeless tobacco products. Some of these tobacco types are also used in the manufacture of next generation tobacco products that are intended to provide consumers with an alternative to traditional combustible products. The Tobacco Operations segment also provides physical and chemical
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Universal Corporation

product testing for tobacco customers. A substantial portion of the Company’s Tobacco Operations’ revenues are derived from sales to a limited number of large, multinational cigarette and cigar manufacturers.
The Ingredients Operations segment provides its customers with a broad variety of plant-based ingredients for both human and pet consumption. The Ingredients Operations segment utilizes a variety of value-added manufacturing processes converting raw materials into a wide spectrum of fruit and vegetable juices, concentrates, dehydrated products, botanical extracts, flavorings, and colorings. Customers for the Ingredients Operations segment include large multinational food and beverage companies, smaller independent manufacturers, and retail organizations. FruitSmart, Inc. (“FruitSmart”), Silva International, Inc. (“Silva”), and Shank's Extracts, LLC d/b/a Universal Ingredients-Shank’s (“Universal Ingredients-Shank’s”) are the primary operations for the Ingredients Operations segment. FruitSmart supplies a broad set of juices, concentrates, pomaces, purees, fruit fibers, seeds, seed powders, and other value-added products to food, beverage, and flavor companies throughout the United States and internationally. Silva procures dehydrated vegetables, fruits, and herbs from around the world and specializes in processing natural materials into custom designed dehydrated vegetable and fruit-based ingredients for a variety of end products. Universal Ingredients-Shank’s offers a diversified portfolio of botanical extracts, distillates, natural flavors, and colorings for industrial and private label customers worldwide, and is known for their significant vanilla expertise. Universal Ingredients - Shank’s is also equipped to offer customers custom bottling and packaging for their products.

Universal incurs corporate overhead expenses related to senior management, sales, finance, legal, and other functions that are centralized at its corporate headquarters, as well as functions performed at several sales and administrative offices around the world. These overhead expenses are currently allocated to the reportable operating segments, generally on the basis of projected annual financial and operational performance, including volumes planned to be purchased and/or processed. Management believes this method of allocation is currently representative of the value of the related services provided to the operating segments. The CODM, which has been identified as a group comprised of the Company's Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, currently evaluates the performance of the operating segments based on operating income after allocated overhead expenses, plus equity in the pretax earnings of unconsolidated affiliates ("Segment Operating Income"). The CODM also uses Segment Operating Income for planning, forecasting, and allocating capital and other resources to the operating segments.
Operating results for the Company’s reportable segments for each period presented in the consolidated statements of income were as follows:

	Three Months Ended March 31, 2026			Three Months Ended March 31, 2025
(in thousands of dollars)	Tobacco Operations	Ingredients Operations	Consolidated	Tobacco Operations	Ingredients Operations	Consolidated
Sales and other operating revenues	$632,293	$82,950	$715,243	$612,624	$89,655	$702,279
Cost of goods sold	(548,137)	(68,635)	(616,772)	(516,265)	(70,011)	(586,276)
Selling, general and administrative expenses	(48,082)	(10,263)	(58,345)	(40,959)	(12,082)	(53,041)
Corporate overhead allocated to the segments	(11,796)	(2,230)	(14,026)	(17,030)	(3,172)	(20,202)
Equity in pretax earnings (loss) of unconsolidated affiliates (1)	2,299	—	2,299	7,456	—	7,456
Segment operating income	26,577	1,822	28,399	45,826	4,390	50,216
Deduct: Equity in pretax (earnings) loss of unconsolidated affiliates (1)			(2,299)			(7,456)
Restructuring and impairment costs (2)			—			—
Goodwill impairment (3)			(41,061)			—
Consolidated total			$(14,961)			$42,760

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Universal Corporation

	Fiscal Year Ended March 31, 2026			Fiscal Year Ended March 31, 2025
(in thousands of dollars)	Tobacco Operations	Ingredients Operations	Consolidated	Tobacco Operations	Ingredients Operations	Consolidated
Sales and other operating revenues	$2,576,358	$348,112	$2,924,470	$2,608,675	$338,609	$2,947,284
Cost of goods sold	(2,124,845)	(287,609)	(2,412,454)	(2,133,063)	(265,564)	(2,398,627)
Selling, general and administrative expenses	(181,476)	(45,559)	(227,035)	(179,340)	(48,610)	(227,950)
Corporate overhead allocated to the segments	(61,928)	(11,708)	(73,636)	(65,195)	(12,142)	(77,337)
Equity in pretax earnings (loss) of unconsolidated affiliates(1)	3,430	—	3,430	9,103	—	9,103
Segment operating income	211,539	3,236	214,775	240,180	12,293	252,473
Deduct: Equity in pretax (earnings) loss of unconsolidated affiliates(1)			(3,430)			(9,103)
Restructuring and impairment costs (2)			(1,833)			(10,573)
Goodwill impairment (3)			(41,061)			—
Consolidated operating income			$168,451			$232,797
(1)Equity in pretax earnings of unconsolidated affiliates is included in reportable segment operating income, but is reported below consolidated operating income and excluded from that total in the consolidated statements of income.
(2)Restructuring and impairment costs are excluded from reportable segment operating income, but are included in consolidated operating income in the consolidated statements of income.
(3)Goodwill impairment is excluded from reportable segment operating income, but is included in consolidated operating income in the consolidated statements of income.
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